UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2004

BRE Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-5305	94-1722214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices including zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On March 12, 2004, we priced a 5-year $50 million fixed rate note and a 10-year $50 million fixed rate note under our medium-term note program commenced on December 7, 2001. The 5-year note will mature on March 17, 2009 and bears interest at a rate of 3.582% per annum. The 10-year note will mature on March 17, 2014 and bears interest at a rate of 4.697% per annum. Credit Suisse First Boston LLC is acting as agent for the issuance of the notes.

The estimated net proceeds to us are approximately $99,337,500, after deducting the agents’ commissions of $562,500 and anticipated offering expenses of approximately $100,000. We intend to use the net proceeds from the issuance of the notes for general corporate purposes, which may include the repayment of debt, redemption of equity securities, funding for development activities and financing for acquisitions and, pending such use, to temporarily reduce borrowings under our unsecured credit facility.

The form of $50 million 5-year note and the form of $50 million 10-year note are attached as Exhibits 4.1 and 4.2 and incorporated in this report by reference. A copy of the pricing supplements, each dated March 12, 2004, pursuant to which the notes were issued are attached as Exhibits 99.1 and 99.2 and incorporated in this report by reference.

Forward Looking Statements

In addition to historical information, we have made forward-looking statements in this current report on Form 8-K. These forward-looking statements pertain to, among other things, the intended use of the net proceeds from this offering of medium term notes. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or in their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized. The following factors, as well as those factors set forth in the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, among others, could affect actual results and future events: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update forward-looking statements. For more details, please refer to our SEC filings, including our most recent Annual Report on Form 10-K.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of $50,000,000 Fixed Rate 5-year Note dated March 12, 2004.

4.2	Form of $50,000,000 Fixed Rate 10-year Note dated March 12, 2004.

99.1	Pricing Supplement for 5-year Note dated March 12, 2004.

99.2	Pricing Supplement for 10-year Note dated March 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President,
Chief Financial Officer and Secretary

Date: March 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of $50,000,000 Fixed Rate 5-year Note dated March 12, 2004.

4.2	Form of $50,000,000 Fixed Rate 10-year Note dated March 12, 2004.

99.1	Pricing Supplement for 5-year Note dated March 12, 2004.

99.2	Pricing Supplement for 10-year Note dated March 12, 2004.